Exhibit 10.39

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) dated as of the 17th day of March, 2021 amends the Employment Agreement, dated July 31, 2018, as amended (the “Agreement”), by and between Adial Pharmaceuticals, Inc. (the “Company”), and William B. Stilley, III (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, Executive was retained under the Employment Agreement by the Corporation to serve as its Chief Executive Officer; and

WHEREAS, in recognition of the hard work and performance by Executive, the Corporation desires to amend the Employment Agreement.

NOW THEREFORE, for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1. Amendment. Section 3.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“3.1 Base Salary. Effective February 12, 2021, the Executive shall receive a base salary per annum during the Term of Employment of Four Hundred Ten Thousand Dollars ($410,000), payable in cash in accordance with the Company’s normal payroll practices as in effect from time to time. During the Term of Employment, the Board may periodically review the Executive’s base salary and the Board (excluding the Executive) may, in its sole discretion, set such base salary to an amount it determines to be appropriate, provided, however, that any reduction will qualify as Good Reason under Section 1.11. The Executive’s base salary, as may be in effect from time to time, is referred to herein as “Base Salary.”

2. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

4. Choice of Law. This Amendment shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to its conflict of laws principles.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Company:

ADIAL PHARMACEUTICALS, INC.

By:	/s/ Joseph Truluck
Name:	Joseph Truluck
Title:	Chief Financial Officer

Executive:

/s/ William B. Stilley, III
WILLIAM B. STILLEY, III